UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 5, 2023

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 5, 2023, Modular Medical, Inc. (the “Company”) entered into a Lease Agreement (the “Lease Agreement”) with Michael Summers (the “Lessor”) pursuant to which the Company will lease approximately 24,000 square feet of a building located at 10740 Thornmint Road, San Diego, California, commencing on or about February 1, 2023. The monthly base rent is $36,000 for the first 12 months of the lease and will increase by 4% of the prior year’s base rent at the beginning of each 12-month period thereafter. The lease term is 48 months.

Under the Lease Agreement, the Company will pay the Lessor a monthly fee for its pro-rated share of specified common area charges (including maintenance costs, property taxes and insurance), in addition to base rent. The monthly fee for the common area charges is approximately $10,700 and will be adjusted based on actual costs incurred by the Lessor.

The foregoing description of the material terms of the Lease Agreement is qualified in its entirety by reference to the full agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending March 31, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: January 11, 2023	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer